Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information:
Jean-Pierre Lapointe, Chief Financial Officer Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3220 www.northeastbank.com

Northeast Bancorp Reports Fourth Quarter and Fiscal Year Results and Declares Dividend

Lewiston, ME (July 30, 2018) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $4.3 million, or $0.48 per diluted common share, for the quarter ended June 30, 2018, compared to net income of $4.0 million, or $0.45 per diluted common share, for the quarter ended June 30, 2017. Net income for the year ended June 30, 2018 was $16.2 million, or $1.77 per diluted common share, compared to $12.3 million, or $1.38 per diluted common share, for the year ended June 30, 2017.

On July 30, 2018, the Board of Directors declared a cash dividend of $0.01 per share, payable on August 24, 2018, to shareholders of record as of August 10, 2018.

“We closed the year with a strong quarter,” said Richard Wayne, President and Chief Executive Officer. “For the quarter, we earned $0.48 per diluted common share, a return on equity of 13.0%, a return on assets of 1.5%, and an efficiency ratio of 57.9%. For the fiscal year, we earned $1.77 per diluted common share, compared to $1.38 for the prior fiscal year, representing an increase of 28%. For the quarter, our Loan Acquisition and Servicing Group (“LASG”) produced $119.2 million of loans, including originations of $66.6 million and purchases with a recorded investment of $52.6 million. This represents quarterly net growth in the LASG portfolio of $51.6 million, or 8.1%, and annual net growth of $111.4 million, or 19.3%.”

As of June 30, 2018, total assets were $1.2 billion, an increase of $80.9 million, or 7.5%, from total assets of $1.1 billion as of June 30, 2017. The principal components of the change in the balance sheet follow:

1.	The following table highlights the changes in the loan portfolio for the three months and year ended June 30, 2018 compared to the same periods in the prior year:

	Loan Portfolio Changes
	Three Months Ended June 30, 2018
	June 30, 2018 Balance	March 31, 2018 Balance	Change ($)	Change (%)
	(Dollars in thousands)
LASG Purchased	$290,972	$254,700	$36,272	14.24%
LASG Originated	397,363	381,990	15,373	4.02%
SBA	60,156	50,583	9,573	18.93%
Community Banking	123,311	129,156	(5,845)	(4.53%)
Total	$871,802	$816,429	$55,373	6.78%

	Year Ended June 30, 2018
	June 30, 2018 Balance	June 30, 2017 Balance	Change ($)	Change (%)
	(Dollars in thousands)
LASG Purchased	$290,972	$246,388	$44,584	18.10%
LASG Originated	397,363	330,515	66,848	20.23%
SBA	60,156	52,965	7,191	13.58%
Community Banking	123,311	149,327	(26,016)	(17.42%)
Total	$871,802	$779,195	$92,607	11.88%

Loans generated by the Bank's Loan Acquisition and Servicing Group ("LASG") for the quarter ended June 30, 2018 totaled $119.2 million, which consisted of $52.6 million of purchased loans, at an average price of 93.6% of unpaid principal balance, and $66.6 million of originated loans. The Bank's Small Business Administration ("SBA") Division closed $23.9 million and funded $21.3 million of new loans during the quarter ended June 30, 2018. In addition, the Company sold $10.9 million of the guaranteed portion of SBA loans in the secondary market, of which $7.5 million were originated in the current quarter and $3.4 million were originated or purchased in prior quarters. Residential loan production sold in the secondary market totaled $10.7 million for the quarter.

As previously discussed in the Company’s SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System in connection with the merger of FHB Formation LLC with and into the Company in December 2010. The Company’s loan purchase and commercial real estate loan availability under these conditions follow:

Basis for Regulatory Condition	Condition	Availability at June 30, 2018
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$101.0
Regulatory Capital	Non-owner occupied commercial real estate loans may not exceed 300% of total capital	$166.3

An overview of the Bank’s LASG portfolio follows:

	LASG Portfolio
	Three Months Ended June 30,
	2018				2017
	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$56,233	$66,588	$-	$122,821	$50,202	$67,860	$-	$118,062
Net investment basis	52,637	66,588	-	119,225	45,060	67,860	-	112,920

Loan returns during the period:
Yield	10.87%	7.45%	0.00%	8.83%	13.64%	6.45%	0.00%	9.61%
Total Return (1)	11.49%	7.45%	0.00%	9.08%	13.78%	6.45%	0.00%	9.68%

	Twelve Months Ended June 30,
	2018				2017
	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$137,249	$224,546	$-	$361,795	$126,713	$237,691	$-	$364,404
Net investment basis	124,111	224,546	-	348,657	112,807	237,691	-	350,498

Loan returns during the period:
Yield	11.35%	6.80%	0.00%	8.66%	12.24%	6.21%	0.82%	8.69%
Total Return (1)	11.73%	6.80%	0.00%	8.82%	12.30%	6.21%	0.82%	8.72%

Total loans as of period end:
Unpaid principal balance	$326,855	$397,363	$-	$724,218	$279,854	$330,515	$-	$610,369
Net investment basis	290,972	397,363	-	688,335	246,388	330,515	-	576,903

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, gains on real estate owned and other noninterest income recorded during the period divided by the average invested balance, which includes purchased loans held for sale, on an annualized basis. The total return on purchased loans does not include the effect of purchased loan charge-offs or recoveries during the period. Total return on purchased loans is considered a non-GAAP financial measure.

2.

Deposits increased by $65.1 million, or 7.3%, from June 30, 2017 to June 30, 2018, attributable primarily to increases in money market accounts of $46.3 million, or 12.4%, and time deposits of $15.1 million, or 4.5%.

3.

Shareholders’ equity increased by $15.6 million, or 12.7%, from June 30, 2017 to June 30, 2018, primarily due to earnings of $16.2 million. Earnings were partially offset by stock option exercises which decreased additional paid-in-capital by $1.2 million. Additionally, there was stock based compensation of $870 thousand, an increase in accumulated other comprehensive loss of $129 thousand, and dividends paid on common stock of $355 thousand.

Net income increased by $317 thousand to $4.3 million for the quarter ended June 30, 2018, compared to net income of $4.0 million for the quarter ended June 30, 2017.

1.

Net interest and dividend income before provision for loan losses increased by $651 thousand for the quarter ended June 30, 2018, compared to the quarter ended June 30, 2017. The increase is primarily due to higher average balances in the loan portfolio. These increases were partially offset by higher funding costs and higher average deposit balances.

The following table summarizes interest income and related yields recognized on the loan portfolios:

	Interest Income and Yield on Loans
	Three Months Ended June 30,
	2018			2017
	Average	Interest		Average	Interest
	Balance (1)	Income	Yield	Balance (1)	Income	Yield
	(Dollars in thousands)
Community Banking	$128,296	$1,630	5.10%	$163,997	$1,949	4.77%
SBA	56,088	1,116	7.98%	55,229	848	6.16%
LASG:
Originated	381,783	7,088	7.45%	301,988	4,859	6.45%
Purchased	259,119	7,021	10.87%	237,306	8,068	13.64%
Total LASG	640,902	14,109	8.83%	539,294	12,927	9.61%
Total	$825,286	$16,855	8.19%	$758,520	$15,724	8.31%

	Year Ended June 30,
	2018			2017
	Average	Interest		Average	Interest
	Balance (1)	Income	Yield	Balance (1)	Income	Yield
	(Dollars in thousands)
Community Banking	$139,239	$6,871	4.93%	$190,704	$9,102	4.77%
SBA	53,030	3,888	7.33%	42,946	2,619	6.10%
LASG:
Originated	350,427	23,834	6.80%	239,796	14,883	6.21%
Purchased	242,652	27,553	11.35%	236,937	28,997	12.24%
Secured Loans to Broker-Dealers	-	-	0.00%	31,085	256	0.82%
Total LASG	593,079	51,387	8.66%	507,818	44,136	8.69%
Total	$785,348	$62,146	7.91%	$741,468	$55,857	7.53%

(1)	Includes loans held for sale.

The components of total income on purchased loans are set forth in the table below entitled “Total Return on Purchased Loans.” When compared to the three months and year ended June 30, 2017, transactional income for the three months and year ended June 30, 2018 decreased by $1.2 million and $439 thousand, respectively. The total return on purchased loans for the three months and year ended June 30, 2018 was 11.49% and 11.73%, respectively. The decrease over the prior comparable periods was primarily due to higher accelerated accretion in the three months and year ended June 30, 2017. The following table details the total return on purchased loans:

	Total Return on Purchased Loans
	Three Months Ended June 30,
	2018		2017
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$5,043	7.81%	$4,588	7.76%
Transactional income:
Gain on loan sales	402	0.62%	-	0.00%
Gain on sale of real estate owned	-	0.00%	93	0.16%
Other noninterest income (expense)	-	0.00%	(10)	-0.02%
Accelerated accretion and loan fees	1,978	3.06%	3,480	5.88%
Total transactional income	2,380	3.68%	3,563	6.02%
Total	$7,423	11.49%	$8,151	13.78%

	Year Ended June 30,
	2018		2017
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$18,752	7.73%	$18,975	8.01%
Transactional income:
Gain on loan sales	918	0.38%	-	0.00%
Gain on sale of real estate owned	-	0.00%	148	0.06%
Other noninterest income (expense)	-	0.00%	(12)	0.00%
Accelerated accretion and loan fees	8,801	3.62%	10,022	4.23%
Total transactional income	9,719	4.00%	10,158	4.29%
Total	$28,471	11.73%	$29,133	12.30%

(1)	The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, gains on real estate owned and other noninterest income recorded during the period divided by the average invested balance, which includes purchased loans held for sale, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter. Total return is considered a non-GAAP financial measure.

2.	Noninterest income decreased by $931 thousand for the quarter ended June 30, 2018, compared to the quarter ended June 30, 2017, principally due to the following:
●	A decrease in gain on sale of SBA loans of $833 thousand, due to a lower volume of SBA loans sold in the quarter;
●	A decrease in fees for other services to customers of $161 thousand, due to lower commercial loan servicing fees; and
●	A decrease in gain on sale of residential loans of $134 thousand, due to lower volume of residential loans sold in the quarter.
●	The decreases in noninterest income were partially offset by an increase in gain on sale of other loans of $402 thousand, due to the sale of two LASG purchased loans in the quarter.

3.	Noninterest expense increased by $114 thousand for the quarter ended June 30, 2018, compared to the quarter ended June 30, 2017, primarily due to the following:
●	An increase in data processing fees of $142 thousand, primarily due to the increased cost associated with the outsourcing of data processing;
●	An increase in loan expense of $123 thousand, largely driven by higher expense related to loan acquisition and refinance activity; and
●	An increase in other noninterest expense of $43 thousand, primarily due to increased travel expense.
●

The increases in noninterest expense were partially offset by a decrease in salaries and employee benefits of $219 thousand, primarily due to lower headcount, and a decrease in incentive compensation for the quarter.

4.	Income tax expense decreased by $576 thousand for the quarter ended June 30, 2018, compared to the quarter ended June 30, 2017, primarily due to the following:
●

A decrease in the federal corporate income tax rate as a result of the Tax Cuts and Jobs Act signed into law on December 22, 2017, which resulted in a $464 thousand decrease in federal income tax expense; and

●

A decrease in income tax expense as a result of a $114 thousand income tax benefit arising from the treatment of stock options exercised under ASU 2016-09, Compensation–Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, whereby the tax effects of exercised options are treated as a discrete item in the reporting period in which they occur.

As of June 30, 2018, nonperforming assets totaled $14.2 million, or 1.23% of total assets, as compared to $14.6 million, or 1.25% of total assets, as of March 31, 2018, and $14.8 million, or 1.37% of total assets, as of June 30, 2017.

As of June 30, 2018, past due loans totaled $7.7 million, or 0.89% of total loans, as compared to $11.2 million, or 1.37% of total loans as of March 31, 2018, and $13.4 million, or 1.72% of total loans as of June 30, 2017.

As of June 30, 2018, the Company’s Tier 1 leverage capital ratio was 13.1%, compared to 12.8% at June 30, 2017, and the Total capital ratio was 19.3%, compared to 19.5% at June 30, 2017.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Jean-Pierre Lapointe, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss fourth quarter earnings and business outlook at 10:00 a.m. Eastern Time on Tuesday, July 31st. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 5291318. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. We offer personal and business banking services to the Maine market via ten branches. Our Loan Acquisition and Servicing Group purchases and originates commercial loans on a nationwide basis and our SBA Division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers online savings products to consumers nationwide. Information regarding Northeast Bank can be found at www.northeastbank.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common shareholders’ equity, tangible book value per share, total return on purchased loans, and efficiency ratio. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except share and per share data)

	June 30, 2018	June 30, 2017
Assets
Cash and due from banks	$3,889	$3,582
Short-term investments	153,513	159,701
Total cash and cash equivalents	157,402	163,283

Available-for-sale securities, at fair value	87,687	96,693

Residential real estate loans held for sale	3,405	4,508
SBA loans held for sale	3,750	191
Total loans held for sale	7,155	4,699

Loans
Commercial real estate	579,450	498,004
Commercial and industrial	188,852	175,654
Residential real estate	100,256	101,168
Consumer	3,244	4,369
Total loans	871,802	779,195
Less: Allowance for loan losses	4,807	3,665
Loans, net	866,995	775,530

Premises and equipment, net	6,591	6,937
Real estate owned and other repossessed collateral, net	2,233	826
Federal Home Loan Bank stock, at cost	1,652	1,938
Intangible assets, net	867	1,300
Loan servicing rights, net	2,970	2,846
Bank-owned life insurance	16,620	16,179
Other assets	7,564	6,643
Total assets	$1,157,736	$1,076,874

Liabilities and Shareholders' Equity
Deposits
Demand	$72,272	$69,827
Savings and interest checking	109,637	108,417
Money market	420,886	374,569
Time	352,145	337,037
Total deposits	954,940	889,850

Federal Home Loan Bank advances	15,000	20,011
Subordinated debt	23,958	23,620
Capital lease obligation	605	873
Other liabilities	24,803	19,723
Total liabilities	1,019,306	954,077

Commitments and contingencies	-	-

Shareholders' equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at June 30, 2018 and June 30, 2017	-	-
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 8,056,527 and 7,840,460 shares issued and outstanding at June 30, 2018 and June 30, 2017, respectively	8,057	7,841
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 882,314 and 991,194 shares issued and outstanding at June 30, 2018 and June 30, 2017, respectively	882	991
Additional paid-in capital	77,016	77,455
Retained earnings	54,236	38,142
Accumulated other comprehensive loss	(1,761)	(1,632)
Total shareholders' equity	138,430	122,797
Total liabilities and shareholders' equity	$1,157,736	$1,076,874

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2018	2017	2018	2017
Interest and dividend income:
Interest and fees on loans	$16,855	$15,724	$62,146	$55,857
Interest on available-for-sale securities	298	271	1,111	1,018
Other interest and dividend income	819	376	2,636	1,046
Total interest and dividend income	17,972	16,371	65,893	57,921

Interest expense:
Deposits	2,896	1,949	9,897	7,357
Federal Home Loan Bank advances	109	166	547	800
Subordinated debt	552	487	2,102	1,888
Obligation under capital lease agreements	7	12	38	51
Total interest expense	3,564	2,614	12,584	10,096

Net interest and dividend income before provision for loan losses	14,408	13,757	53,309	47,825
Provision for loan losses	254	389	1,410	1,594
Net interest and dividend income after provision for loan losses	14,154	13,368	51,899	46,231

Noninterest income:
Fees for other services to customers	386	547	1,822	1,952
Gain on sales of residential loans held for sale	159	293	931	1,452
Gain on sales of SBA loans	1,033	1,866	2,955	5,277
Gain on sales of other loans	402	-	918	365
Loss on real estate owned, other repossessed collateral and premises and equipment, net	(138)	(31)	(123)	(23)
Bank-owned life insurance income	109	114	441	454
Other noninterest income	8	101	84	219
Total noninterest income	1,959	2,890	7,028	9,696

Noninterest expense:
Salaries and employee benefits	5,809	6,028	21,565	21,706
Occupancy and equipment expense	1,166	1,222	4,585	5,002
Professional fees	458	401	1,749	1,666
Data processing fees	601	459	2,447	1,744
Marketing expense	143	120	472	392
Loan acquisition and collection expense	356	233	1,354	1,734
FDIC insurance premiums	80	79	317	303
Intangible asset amortization	108	108	433	432
Other noninterest expense	757	714	2,808	2,810
Total noninterest expense	9,478	9,364	35,730	35,789

Income before income tax expense	6,635	6,894	23,197	20,138
Income tax expense	2,291	2,867	7,031	7,799
Net income	$4,344	$4,027	$16,166	$12,339

Weighted-average common shares outstanding:
Basic	8,934,038	8,823,679	8,906,710	8,898,448
Diluted	9,116,157	8,979,471	9,129,152	8,952,614

Earnings per common share:
Basic	$0.49	$0.46	$1.81	$1.39
Diluted	0.48	0.45	1.77	1.38

Cash dividends declared per common share	$0.01	$0.01	$0.04	$0.04

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(Unaudited)
(Dollars in thousands)

	Three Months Ended June 30,
	2018			2017
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities	$88,933	$298	1.34%	$98,033	$271	1.11%
Loans (1) (2) (3)	825,286	16,855	8.19%	758,520	15,741	8.32%
Federal Home Loan Bank stock	1,655	24	5.82%	1,938	19	3.93%
Short-term investments (4)	178,244	795	1.79%	137,570	357	1.04%
Total interest-earning assets	1,094,118	17,972	6.59%	996,061	16,388	6.60%
Cash and due from banks	2,611			2,753
Other non-interest earning assets	30,430			31,910
Total assets	$1,127,159			$1,030,724

Liabilities & Shareholders' Equity:
Interest-bearing liabilities:
NOW accounts	$73,357	$59	0.32%	$71,209	$51	0.29%
Money market accounts	447,775	1,580	1.42%	345,352	878	1.02%
Savings accounts	37,799	14	0.15%	37,863	13	0.14%
Time deposits	309,362	1,243	1.61%	323,399	1,007	1.25%
Total interest-bearing deposits	868,293	2,896	1.34%	777,823	1,949	1.01%
Federal Home Loan Bank advances	15,000	109	2.91%	20,014	166	3.33%
Subordinated debt	23,915	552	9.26%	23,579	487	8.28%
Capital lease obligations	629	7	4.46%	896	12	5.37%
Total interest-bearing liabilities	907,837	3,564	1.57%	822,312	2,614	1.28%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	76,368			80,188
Other liabilities	8,654			7,181
Total liabilities	992,859			909,681
Shareholders' equity	134,300			121,043
Total liabilities and shareholders' equity	$1,127,159			$1,030,724

Net interest income (5)		$14,408			$13,774

Interest rate spread			5.02%			5.32%
Net interest margin (6)			5.28%			5.55%

(1)	Interest income and yield are stated on a fully tax-equivalent basis using the statutory tax rate.
(2)	Includes loans held for sale.
(3)	Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4)	Short-term investments include FHLB overnight deposits and other interest-bearing deposits.
(5)	Includes tax-exempt interest income of $0 and $17 thousand for the three months ended June 30, 2018 and June 30, 2017, respectively.
(6)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(Unaudited)
(Dollars in thousands)

	Year Ended June 30,
	2018			2017
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities	$92,599	$1,111	1.20%	$95,624	$1.018	1.06%
Loans (1) (2) (3)	785,348	62,156	7.91%	741,468	55,928	7.54%
Federal Home Loan Bank stock	1,803	89	4.94%	2,172	90	4.14%
Short-term investments (4)	171,360	2,547	1.49%	133,599	956	0.72%
Total interest-earning assets	1,051,110	65,903	6.27%	972,863	57,992	5.96%
Cash and due from banks	2,889			2,833
Other non-interest earning assets	31,550			32,394
Total assets	$1,085,549			$1,008,090

Liabilities & Shareholders' Equity:
Interest-bearing liabilities:
NOW accounts	$70,486	$210	0.30%	$70,912	$204	0.29%
Money market accounts	407,680	5,145	1.26%	322,011	3,120	0.97%
Savings accounts	37,514	57	0.15%	36,438	50	0.14%
Time deposits	311,544	4,485	1.44%	326,601	3,983	1.22%
Total interest-bearing deposits	827,224	9,897	1.20%	755,962	7,357	0.97%
Federal Home Loan Bank advances	16,947	547	3.23%	24,334	800	3.29%
Subordinated debt	23,787	2,102	8.84%	23,468	1,888	8.04%
Capital lease obligations	730	38	5.21%	992	51	5.14%
Total interest-bearing liabilities	868,688	12,584	1.45%	804,756	10,096	1.25%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	79,767			79,560
Other liabilities	7,472			7,599
Total liabilities	955,927			891,915
Shareholders' equity	129,622			116,175
Total liabilities and shareholders' equity	$1,085,549			$1,008,090

Net interest income (5)		$53,319			$47,896

Interest rate spread			4.82%			4.71%
Net interest margin (6)			5.07%			4.92%

(1)	Interest income and yield are stated on a fully tax-equivalent basis using the statutory tax rate.
(2)	Includes loans held for sale.
(3)	Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4)	Short-term investments include FHLB overnight deposits and other interest-bearing deposits.
(5)	Includes tax-exempt interest income of $10 thousand and $71 thousand for the year ended June 30, 2018 and June 30, 2017, respectively.
(6)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended:
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Net interest income	$14,408	$13,134	$12,457	$13,311	$13,757
Provision for loan losses	254	364	437	354	389
Noninterest income	1,959	1,882	1,228	1,958	2,890
Noninterest expense	9,478	8,975	8,563	8,714	9,364
Net income	4,344	3,932	3,304	4,586	4,027

Weighted-average common shares outstanding:
Basic	8,934,038	8,927,544	8,924,495	8,841,511	8,823,679
Diluted	9,116,157	9,143,177	9,168,084	9,089,936	8,979,471
Earnings per common share:
Basic	$0.49	$0.44	$0.37	$0.52	$0.46
Diluted	0.48	0.43	0.36	0.50	0.45
Dividends per common share	0.01	0.01	0.01	0.01	0.01

Return on average assets	1.55%	1.43%	1.26%	1.71%	1.57%
Return on average equity	12.97%	12.15%	10.20%	14.61%	13.34%
Net interest rate spread (1)	5.02%	4.69%	4.68%	4.89%	5.32%
Net interest margin (2)	5.28%	4.94%	4.93%	5.13%	5.55%
Efficiency ratio (non-GAAP) (3)	57.91%	59.77%	62.57%	57.07%	56.25%
Noninterest expense to average total assets	3.37%	3.27%	3.27%	3.25%	3.64%
Average interest-earning assets to average interest-bearing liabilities	120.52%	120.27%	122.21%	121.09%	121.13%

	As of:
	June 30,2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Nonperforming loans:
Originated portfolio:
Residential real estate	$2,914	$3,116	$3,783	$3,667	$3,337
Commercial real estate	1,499	1,408	2,537	2,409	413
Home equity	298	255	107	58	58
Commercial and industrial	1,368	636	2,555	2,629	2,600
Consumer	134	136	147	131	103
Total originated portfolio	6,213	5,551	9,129	8,894	6,511
Total purchased portfolio	5,745	8,063	8,962	7,758	7,452
Total nonperforming loans	11,958	13,614	18,091	16,652	13,963
Real estate owned and other repossessed collateral, net	2,233	947	910	2,040	826
Total nonperforming assets	$14,191	$14,561	$19,001	$18,692	$14,789

Past due loans to total loans	0.89%	1.37%	3.87%	1.60%	1.72%
Nonperforming loans to total loans	1.37%	1.67%	2.34%	2.19%	1.79%
Nonperforming assets to total assets	1.23%	1.25%	1.84%	1.78%	1.37%
Allowance for loan losses to total loans	0.55%	0.57%	0.56%	0.53%	0.47%
Allowance for loan losses to nonperforming loans	40.20%	34.46%	24.07%	24.23%	26.25%

Commercial real estate loans to risk-based capital (4)	200.74%	186.07%	187.92%	166.15%	181.23%
Net loans to core deposits (5)	91.54%	83.65%	91.46%	88.68%	87.68%
Purchased loans to total loans, including held for sale	33.10%	31.02%	31.28%	30.11%	31.43%
Equity to total assets	11.96%	11.47%	12.57%	12.07%	11.40%
Common equity tier 1 capital ratio	16.02%	16.48%	16.74%	16.50%	16.00%
Total capital ratio	19.28%	19.92%	20.30%	20.04%	19.48%
Tier 1 leverage capital ratio	13.12%	12.88%	13.41%	12.77%	12.81%

Total shareholders' equity	$138,430	$133,787	$130,003	$126,712	$122,797
Less: Preferred stock	-	-	-	-	-
Common shareholders' equity	138,430	133,787	130,003	126,712	122,797
Less: Intangible assets (6)	(3,837)	(3,973)	(4,087)	(4,146)	(4,146)
Tangible common shareholders' equity (non-GAAP)	$134,593	$129,814	$125,916	$122,566	$118,651

Common shares outstanding	8,938,841	8,925,399	8,939,273	8,890,353	8,831,654
Book value per common share	$15.49	$14.99	$14.54	$14.25	$13.90
Tangible book value per share (non-GAAP) (7)	15.06	14.54	14.09	13.79	13.43

(1)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3)	The efficiency ratio represents noninterest expense divided by the sum of net interest income (before the loan loss provision) plus noninterest income.
(4)

For purposes of calculating this ratio, commercial real estate includes all non-owner occupied commercial real estate loans defined as such by regulatory guidance, including all land development and construction loans.

(5)	Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held for sale.
(6)	Includes the core deposit intangible asset and loan servicing rights asset.
(7)	Tangible book value per share represents total shareholders' equity less the sum of preferred stock and intangible assets divided by common shares outstanding.